Exhibit 21.1
SUBSIDIARIES OF CST BRANDS, INC.
(updated as of August 27, 2013)

Name of Entity	State or Other Jurisdiction of Incorporation or Organization
Autotronic Systems, Inc.	Delaware
Big Diamond, LLC	Texas
Big Diamond Number 1, LLC	Texas
CST Arizona Stations, Inc.	Delaware
CST Arkansas Stations, LLC	Arkansas
CST California Stations, Inc.	Delaware
CST Canada Co.	Nova Scotia
CST Canada Holding Inc.	Nova Scotia
CST Diamond Holdings, LLC	Texas
CST Diamond, L.P.	Texas
CST Marketing and Supply Company	Delaware
CST Metro LLC	Michigan
CST Security Services, Inc.	Delaware
CST Services Canada Inc.	Canada
CST Services LLC	Delaware
CST Shamrock Stations, Inc.	Delaware
CST USA INC.	Delaware
ELR, LLC	Delaware
Emerald Marketing, Inc.	Texas
National Convenience Stores Incorporated	Delaware
Sigmor Beverage, Inc.	Texas
Sigmor Company, LLC	Delaware
Sigmor Number 5, Inc.	Texas
Sigmor Number 43, Inc.	Texas
Sigmor Number 79, Inc.	Texas
Sigmor Number 80, Inc.	Texas
Sigmor Number 103, Inc.	Texas
Sigmor Number 105, Inc.	Texas
Sigmor Number 119, Inc.	Texas
Sigmor Number 178, Inc.	Texas
Sigmor Number 196, Inc.	Texas
Sigmor Number 238, Inc.	Texas
Sigmor Number 259, Inc.	Texas
Sigmor Number 422, Inc.	Texas
Skipper Beverage Company, LLC	Texas
Sunshine Beverage Co.	Texas
The CST Foundation/La Foundation CST	Quebec
TOC-DS Company	Delaware
Valley Shamrock, Inc.	Texas